UNDERWRITING AGREEMENT

December 9, 2010

Pretium Resources Inc.
2300 – 1066 West Hastings Street
Vancouver, B.C.
V6E 3X2

and

Silver Standard Resources Inc.
1400 - 999 West Hastings Street
Vancouver, B.C.
V6C 2W2

The undersigned, CIBC World Markets Inc. (“CIBC”), Citigroup Global Markets Canada Inc. (“Citi”), UBS Securities Canada Inc. (“UBS”), BMO Nesbitt Burns Inc., Credit Suisse Securities (Canada), Inc., Dahlman Rose & Company, LLC (“Dahlman”), GMP Securities L.P. and Salman Partners Inc. (collectively, the “Underwriters” and each individually an “Underwriter”) understand that Pretium Resources Inc. (the “Company”) proposes to issue and sell 33,503,400 common shares of the Company (the “Purchased Shares”) and up to 10,666,600 common shares of the Company (the “Offered Shares”), which Purchased Shares and Offered Shares shall have the material attributes described in and contemplated by the Final Prospectus (as defined below) dated December 9, 2010 and executed concurrently with the execution of this Agreement.

Upon and subject to the terms and conditions set forth herein, the Underwriters hereby severally, and not jointly, offer to purchase from the Company in the respective percentages set forth in section 18 hereof, and the Company agrees to sell to the Underwriters, all but not less than all of the Purchased Shares on an underwritten basis at a price of $6.00 per Purchased Share (the “Purchase Price”) for gross proceeds of $201,020,400, provided that the Underwriters may distribute the Purchased Shares: (i) in each of the provinces and territories of Canada, other than Québec, pursuant to the Final Prospectus; (ii) in the United States on a substituted purchaser (“Substituted Purchaser”) basis, through the U.S. Placement Agent(s) (as defined below) pursuant to the exemptions from registration provided by Section 4(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D in accordance with Schedule “A” attached hereto; and (iii) in accordance with the local laws of such other jurisdictions as may be agreed by the Company and the Underwriters (together, the “Offering”). The number of Purchased Shares to be purchased by the Underwriters hereunder shall be reduced as a result of any sales of Purchased Shares to Substituted Purchasers.

Upon and subject to the terms and conditions set forth herein, the Company hereby appoints the Underwriters to act as the sole and exclusive agents of the Company to solicit, on a best efforts basis, offers to purchase the Offered Shares at the Purchase Price and the Underwriters hereby agree to act as such agents. It is understood and agreed that the Underwriters are under no obligation to purchase any of the Offered Shares, although any of them may subscribe for and purchase Offered Shares if they so desire.

By acceptance of this Agreement, the Company grants to the Underwriters an unassignable right to purchase, severally and not jointly, up to 6,625,500 additional common shares (the “Additional Shares”) on the same basis as the purchase of the Purchased Shares to cover over-allotments made in connection with the Offering of the Purchased Shares, if any, and the Company covenants and agrees to do all such acts and things as may be required or advisable in order for such right to be exercisable in the manner described in the Prospectus (defined below). If CIBC, Citi and UBS (collectively, the “Lead Underwriters”), on behalf of the Underwriters, elect to exercise such right, the Lead Underwriters shall notify the Company in writing, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased, which date may be the same as the Closing Date but not earlier than the Closing Date and shall not be later than 30 days following the Closing Date. Such date shall not be earlier than three Business Days (as defined below) nor later than five Business Days after the date of such notice. If any Additional Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase that number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Lead Underwriters may determine) equal to the total number of Additional Shares to be purchased multiplied by the percentage set out in section 18 of this Agreement opposite the name of such Underwriter.

The Purchased Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”.

DEFINITIONS

In this Agreement:

“0890693” means 0890693 B.C. Ltd.;

“1933 Act” means the United States Securities Act of 1933, as amended;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

“777666” means 0777666 B.C. Ltd.;

“Acquisition” means the acquisition by the Company from the Vendor of the Purchased Assets pursuant to the Acquisition Agreement;

‘‘Acquisition Agreement” means the share purchase and sale agreement between the Company and the Vendor made as of October 28, 2010, as amended by the amending agreement between the Company and the Vendor made as of November 4, 2010;

“Additional Shares” has the meaning given to it above;

“Affiliate” or “affiliate” has the meaning given to it in the Securities Act (British Columbia);

“Agency Fee” has the meaning given to it in section 10;

“Agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters herein;

“Amended Preliminary Prospectus” means the amended and restated preliminary long form prospectus dated November 4, 2010 prepared by the Company relating to the distribution of the Shares;

“Amended Preliminary U.S. Placement Memorandum for Institutions” means the amended and restated preliminary U.S. private placement memorandum of the Company dated November 4, 2010 for the placement of the Shares in the United States to institutional accredited investors in accordance with Regulation D;

“Amended Preliminary U.S. Placement Memorandum for Non-Institutions” means the amended and restated preliminary U.S. private placement memorandum of the Company dated November 4, 2010 for the placement of the Shares in the United States to non-institutional accredited investors, and a subset of institutional accredited investors, in accordance with Regulation D;

“BCBCA” means the Business Corporations Act (British Columbia), as amended, including the regulations promulgated thereunder;

“BCSC” means the British Columbia Securities Commission;

“Brucejack Project” has the meaning ascribed to such term in the Acquisition Agreement;

“Business Day” means any day, other than a Saturday or Sunday, on which banks in Vancouver, British Columbia are open for commercial banking business during normal banking hours;

“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Provinces and the respective rules, regulations, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the securities regulatory authorities in the Qualifying Provinces;

“Canadian Securities Regulators” means, collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces;

“CDS” means The Canadian Depository for Securities Limited;

“Claim” has the meaning given to it in section 14(a);

“Closing” means the completion of the issue and sale by the Company of the Purchased Shares and the Offered Shares pursuant to this Agreement;

“Closing Date” means December 21, 2010 or such other date as the Company and the Underwriters may agree upon in writing or as may be changed pursuant to section 7 but in any event such other date shall not be later than January 6, 2011;

“Closing Time” means 5:30 a.m. (Vancouver time) on the Closing Date;

“Company” has the meaning given to it above;

“Conversion” means the conversion at the closing of the Acquisition, of the series A preferred share of the Company issued to Robert A. Quartermain into that number of common shares of the Company that is equal to 2.5% of the issued and outstanding common shares of the Company, on a fully-diluted basis, immediately after such closing and such conversion and after any exercise of the Over-Allotment Option and any conversion of the Convertible Note, but before the issuance of any options to acquire any equity securities of the Company;

“Convertible Note” has the meaning ascribed to such term in the Acquisition Agreement;

“Directors” means the directors of the Company, elected or appointed from time to time;

“Final Prospectus” means the final long form prospectus dated December 9, 2010 prepared by the Company and relating to the distribution of the Shares and the Offered Shares;

“Final Receipt” means the receipt for the Final Prospectus issued by the BCSC, as principal regulator, and deemed to be issued by the other Canadian Securities Regulators, in accordance with MI 11-102 and NP 11-202;

“Financial Information” means: (a) the audited carve-out financial statements for the Snowfield Project and the Brucejack Project as at December 31, 2009 and 2008, together with the notes thereto and the report of PWC thereon, as contained in the Prospectus (the “Carve-out Financial Statements”); (b) unaudited carve-out financial statements for the Snowfield Project and the Brucejack Project as at September 30, 2010, together with the notes thereto, as contained in the Prospectus (the “Interim Financial Statements”); (c) the audited financial statements of the Company for the period from October 22, 2010 to October 26, 2010, together with the notes thereto and the report of PWC thereon, as contained in the Prospectus (the “Company Balance Sheet”); and (d) the pro forma financial statements of the Company, together with the notes thereto as contained in the Prospectus (the “Company Pro Forma Financial Information”);

“GAAP” means Canadian generally accepted accounting principles;

“Indemnified Party” has the meaning given to it in section 14(a);

 “Indemnifier” has the meaning given to it in section 14(a) ;

“Investor Rights Agreement” means the investor rights agreement to be entered into by the Company and the Vendor on the Closing Date, in the form attached as Schedule 7.2(j) to the Acquisition Agreement;

“Lead Underwriters” has the meaning given to it above;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets (including the Snowfield Project, the Brucejack Project and the Snowfield/Brucejack Assets);

“Material Adverse Effect” means any change, event, violation, circumstance or effect which is or is reasonably likely to (i) have a material adverse effect on a person’s business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets (including the Snowfield Project, the Brucejack Project and the Snowfield/Brucejack Assets), in all cases, whether or not arising in the ordinary course of business and considered on a consolidated basis or (ii) result in the Prospectus or any Prospectus Amendment containing a misrepresentation;

“material change” means a material change for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means a change in the business, operations or capital of a person that would reasonably be expected to have a significant effect on the market price or value of its securities and includes a decision to implement such a change made by the board of directors of such person, or, alternatively, by senior management of such person, where they believe that confirmation of the decision by the board of directors of such person, is probable;

“material fact” means a material fact for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means a fact that would reasonably be expected to have a significant effect on the market price or value of a person’s securities;

“MI 11-102” means Multilateral Instrument 11-102 Passport System adopted by the Canadian Securities Regulators other than the Ontario Securities Commission;

“misrepresentation” means a misrepresentation for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means any untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

“NI 43-101” means National Instrument 43-101 Standards of Disclosure for Mineral Projects adopted by the Canadian Securities Regulators;

“NP 11-202” means National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Securities Regulators;

“notice” has the meaning given to it in section 22;

“Offered Shares” has the meaning given to it above;

“Option Closing” means completion of the issue and sale by the Company of the Additional Shares pursuant to this Agreement;

“Option Closing Date” means the date for the Option Closing set out in the notice of exercise of the Over-Allotment Option provided by the Lead Underwriters to the Company or on such other date as the Underwriters and the Company may agree;

“Option Closing Time” means 5:30 a.m. (Vancouver time) on the Option Closing Date or such other time on the Option Closing Date as may be agreed to by the Company and the Underwriters;

“Over-Allotment Option” means the option granted by the Company to the Underwriters to purchase up to 6,625,500 Additional Shares, exercisable for a period of 30 days following the Closing Date;

“Permitted Encumbrances” has the meaning ascribed to such term in the Acquisition Agreement;

“Pre-Closing Reorganization” has the meaning ascribed to such term in the Acquisition Agreement;

“Preliminary Prospectus” means the preliminary long form prospectus dated October 28, 2010 prepared by the Company relating to the distribution of the Shares;

“Preliminary U.S. Placement Memorandum for Institutions” means the preliminary U.S. private placement memorandum of the Company dated October 28, 2010 for the placement of the Purchased Shares in the United States to institutional accredited investors in accordance with Regulation D;

“Preliminary U.S. Placement Memorandum for Non-Institutions” means the preliminary U.S. private placement memorandum of the Company dated October 28, 2010 for the placement of the Purchased Shares in the United States to non-institutional accredited investors, and a subset of institutional accredited investors, in accordance with Regulation D;

“Prospectus” means, collectively, the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus;

“Prospectus Amendment” means any amendment to the Preliminary Prospectus or the Final Prospectus;

“Purchase and Sale Agreement” means the agreement to be entered into between 777666 and 0890693 pursuant to which 777666 will sell to 0890693 and 0890693 will purchase all of 777666’s right, title and interest in and to the Snowfield/Brucejack Assets and 0890693 will assume certain liabilities;

“Purchase Price” has the meaning given to it above;

“Purchased Assets” means the shares of 0890693, which, immediately following the completion of the transactions contemplated by the Purchase and Sale Agreement, will own the Snowfield Project and the Brucejack Project, together with the Snowfield/Brucejack Assets, all to be acquired by the Company from the Vendor pursuant to the Acquisition upon Closing;

“Purchased Shares” has the meaning given to it above;

“PWC” means PricewaterhouseCoopers LLP, Chartered Accountants, as auditor of the Company;

“Qualifying Provinces” means all of the provinces and the territories of Canada, other than Québec;

“Qualifying States” means each of the U.S. States into which the Purchased Shares are offered or sold;

“Regulation D” means Regulation D under the 1933 Act;

“Regulation S” means Regulation S under the 1933 Act;

“Related Agreements” means:

(a)	this Agreement;

(b)	the Acquisition Agreement;

(c)	the Transition Services Agreement; and

(d)	the Investor Rights Agreement;

“Relevant Security” means common shares of the Company, any other equity security of the Company or any of its subsidiaries and any security convertible into or exercisable or exchangeable for, any Shares, any Offered Shares or any other equity security of the Company;

“Representation Letter” means any representation letter delivered by a purchaser of Offered Shares to the Company and the Underwriters;

“Rules and Regulations” means the rules and regulations of the SEC;

“SEC” means the United States Securities and Exchange Commission;

“Selling Firm” has the meaning given to it in section 3;

“Shares” has the meaning given to it above;

“Snowfield Project” has the meaning ascribed to such term in the Acquisition Agreement;

“Snowfield/Brucejack Assets” has the meaning ascribed to such term in the Acquisition Agreement;

“subsidiary” has the meaning given to it in the Securities Act (British Columbia);

“Substituted Purchasers” has the meaning given to it above;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“Transfer Agent” means Computershare Investor Services Inc.;

“Transition Services Agreement” means the transition services agreement to be entered into by the Company and the Vendor on the Closing Date, in the form attached as Schedule 7.2(i) to the Acquisition Agreement;

“TSX” means the Toronto Stock Exchange;

“Underwriter” and “Underwriters” have the respective meanings given to them above;

“Underwriting Fee” has the meaning given to it in section 10;

“U.S. Placement Agent” means the U.S. broker-dealer affiliate of an Underwriter, or an Underwriter in accordance with applicable United States broker-dealer requirements, that makes offers of Purchased Shares in the United States;

“U.S. Placement Memorandum for Institutions” means the private placement memorandum of the Company dated December 9, 2010 for the placement of the Purchased Shares in the United States to institutional accredited investors in accordance with Regulation D;

“U.S. Placement Memorandum for Non-Institutions” means the private placement memorandum of the Company dated December 9, 2010 for the placement of the Purchased Shares in the United States to non-institutional accredited investors, and a subset of institutional accredited investors, in accordance with Regulation D;

“U.S. Securities Laws” means all applicable securities laws of the United States including, but not limited to, the 1933 Act and the 1934 Act and including the state securities laws of each of the U.S. States in which the Shares are offered and the respective rules, regulations, orders and rulings under such laws, together with applicable published policies, policy statements and notices of the securities regulatory authorities in the United States and in each of the U.S. States; and

“Vendor” means Silver Standard Resources Inc.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. Reference to “Sections” or “Clauses” are to the appropriate section or clause of this Agreement.

Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of the Company, it is deemed to refer to the actual knowledge (after due inquiry) of Robert Quartermain and Peter de Visser. Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of the Vendor, it is deemed to refer to the actual knowledge (after due inquiry) of John Smith, Tom Yip, Joseph Ovsenek, Kristen Riddell and Kenneth McNaughton.

All references to dollars or “$” are to Canadian dollars unless otherwise expressed.

TERMS AND CONDITIONS

1.	Compliance With Securities Laws

The Company represents and warrants to, and covenants and agrees with, the Underwriters that the Company has prepared and filed the Preliminary Prospectus and the Amended Preliminary Prospectus and has obtained pursuant to MI 11-102 and NP 11-202 receipts evidencing the issuance by the Canadian Securities Regulators of a receipt, in the case of the BCSC, and a deemed receipt, in the case of the other Canadian Securities Regulators for the Preliminary Prospectus and the Amended Preliminary Prospectus, respectively. The Company will promptly and, in any event no later than the Business Day after the execution and delivery of this Agreement, prepare and file a Final Prospectus and, prior to 11:00 a.m. (Vancouver time) on such Business Day, will obtain the Final Receipt. The Company will promptly fulfil and comply with, to the reasonable satisfaction of the Underwriters, the Canadian Securities Laws required to be fulfilled or complied with by the Company to enable the Shares and the Offered Shares to be lawfully distributed to the public in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Provinces.

2.	Due Diligence

Prior to the filing of the Preliminary Prospectus and the Amended Preliminary Prospectus, the Company has, and prior to the filing of the Final Prospectus the Company shall, permit the Underwriters to review each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfil its obligations as an underwriter under the Canadian Securities Laws and U.S. Securities Laws and in order to enable it to responsibly execute the certificate in the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus required to be executed by it. Following the filing of the Final Prospectus and up to the later of the Option Closing Date and the date of completion of the distribution of the Shares and the Offered Shares, the Company shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires.

3.	Distribution and Certain Obligations of the Underwriters

(a)

Each of the Underwriters shall, and shall require any investment dealer or broker, other than the Underwriters, with which it has a contractual relationship in respect of the distribution of the Shares or the Offered Shares (a “Selling Firm”) to, comply with the Canadian Securities Laws in connection with the distribution of the Shares and the Offered Shares in Canada and shall offer the Shares and the Offered Shares for sale to the public in Canada directly and through Selling Firms upon the terms and conditions set out in the Prospectus or any Prospectus Amendment and this Agreement. Each of the Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Shares and the Offered Shares only in those jurisdictions where they may be lawfully offered for sale or sold.

(b)

Each of the Underwriters shall, and shall require any Selling Firm to agree to, distribute the Shares and the Offered Shares in Canada and in the United States in a manner which complies with and observe all applicable laws and regulations (including Regulation D and Regulation S) in each jurisdiction into and from which they may offer to sell the Shares or the Offered Shares or distribute the Prospectus or any Prospectus Amendment in connection with the distribution of the Shares or the Offered Shares and will not, directly or indirectly, offer, sell or deliver any Shares or any Offered Shares or deliver the Prospectus or any Prospectus Amendment to any person in any jurisdiction other than in the Qualifying Provinces and the Qualifying States except in a manner which will not require the Company to violate any law or comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such other jurisdictions.

(c)

For the purposes of this section 3, each of the Underwriters shall be entitled to assume that the distribution of the Shares and the Offered Shares is qualified under the Canadian Securities Laws in any Qualifying Province where a receipt or similar document for the Prospectus shall have been obtained from the applicable Canadian Securities Regulator following the filing of the Prospectus, and none of the Underwriters shall be liable in respect of or in relation to any of the other Underwriters’ performance of their obligations pursuant to this section 3 or Schedule A.

	(d)	The Company, the Vendor and the Underwriters agree that Schedule A to this Agreement, entitled “U.S. Selling Restrictions”, is incorporated by reference in and shall form part of this Agreement.

	(e)	Dahlman shall only distribute the Shares in the United States.

(f)

The obligations of the Underwriters under this Section 3 are several and not joint or joint and several. No Underwriter will be liable for any act, omission, default or conduct by any other Underwriter or any Selling Firm appointed by any other Underwriter.

4.	Delivery of Documents

(a)	Deliveries on Filing

On or prior to the day of the filing of the Final Prospectus, the Company shall deliver to each of the Underwriters:

(i)

a copy of each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus in the English language signed and certified as required by the Canadian Securities Laws in the Qualifying Provinces;

(ii)	a copy of any other document required to be filed along with the Prospectus by the Company under the Canadian Securities Laws;

(iii)

a copy of the Preliminary U.S. Placement Memorandum for Institutions, the Preliminary U.S. Placement Memorandum for Non-Institutions, the Amended Preliminary U.S. Placement Memorandum for Institutions, the Amended Preliminary U.S. Placement Memorandum for Non-Institutions, the U.S. Placement Memorandum for Institutions and the U.S. Placement Memorandum for Non-Institutions;

(iv)

a “long form” comfort letter from PWC, dated the date of the Final Prospectus (with the requisite procedures to be completed by such auditors within two Business Days of the date of the Final Prospectus), addressed to the Underwriters, the Directors and the Company in form and substance satisfactory to the Underwriters, with respect to certain financial and accounting information relating to the Company in the Final Prospectus, which letters shall be in addition to the auditors’ reports contained in the Final Prospectus and any auditors’ comfort letters addressed to the Canadian Securities Regulators.

(b)	Prospectus Amendments

In the event that the Company is required by Canadian Securities Laws to prepare and file a Prospectus Amendment, the Company shall prepare and deliver promptly to the Underwriters signed and certified copies of such Prospectus Amendment in the English language. Any Prospectus Amendments shall be in form and substance satisfactory to the Underwriters and their counsel. Concurrently with the delivery of any Prospectus Amendments, the Company shall deliver to the Underwriters, with respect to such Prospectus Amendment, documents similar to those referred to in section 4(a). Subject to their rights under section 13, the Underwriters agree to deliver a copy of any Prospectus Amendment to each actual or prospective purchaser of Shares from the Underwriters and to each actual or prospective purchaser of Offered Shares from the Company.

In addition to the matters set forth above in this section 4 and in section 9, the Company shall, in good faith, discuss with the Underwriters any change, event or fact contemplated in those sections that is of a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under section 9 and shall consult with the Underwriters with respect to the form and content of any Prospectus Amendment, it being understood and agreed that no such Prospectus Amendment shall be filed with any Canadian Securities Regulator prior to being reviewed by the Underwriters and their counsel.

(c)	Commercial Copies

The Company shall cause commercial copies of the Final Prospectus in the English language, the U.S. Placement Memorandum for Institutions and the U.S. Placement Memorandum for Non-Institutions to be delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request to the printer of such documents. Such delivery of the Final Prospectus shall be effected as soon as possible after filing thereof with, and receipt of the Final Receipt therefor from, the Canadian Securities Regulators but, in any event, on or before 12:00 p.m. (Eastern time) on the Business Day after the date of the Final Receipt. Such deliveries shall constitute the consent of the Company to the Underwriters’ use of the Final Prospectus, the U.S. Placement Memorandum for Institutions and the U.S. Placement Memorandum for Non-Institutions for the distribution of: (i) the Shares and the Offered Shares in the Qualifying Provinces; and (ii) the Purchased Shares in the Qualifying States, in compliance with the provisions of this Agreement, Canadian Securities Laws and U.S. Securities Laws. The Company shall similarly cause to be delivered commercial copies of any Prospectus Amendments. The commercial copies of the Final Prospectus and any Prospectus Amendment shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulators pursuant to the System for Electronic Document Analysis and Retrieval.

(d)	Press Releases

During the period commencing on the date hereof and until completion of the distribution of the Shares, each of the Company and the Vendor will (i) promptly provide the Underwriters with drafts of any press releases of the Company or the Vendor, as the case may be, for review by the Underwriters and their counsel prior to issuance (provided that, in the case of the Vendor, such obligation shall only apply to press releases relating to the Snowfield Project, the Brucejack Project or the Snowfield/Brucejack Assets), and (ii) if requested by the Lead Underwriters, include a reference to the Underwriters and their role in the Offering in any press releases of the Company with respect to the Offering.

5.	Representations and Warranties

	(a)	Representations as to Prospectus and Prospectus Amendments

Filing of each of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment shall constitute a representation and warranty by the Company to the Underwriters that as at their respective dates and as at the date of filing of each of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment, as applicable:

(i)

all information and statements (other than information and statements relating solely to the Underwriters which were provided by the Underwriters in writing specifically for use in the Preliminary Prospectus, the Amended Preliminary Prospectus, Final Prospectus or any Prospectus Amendment) contained in the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company, its business, the Snowfield Project, the Brucejack Project, the Snowfield/Brucejack Assets, the Shares and the Offered Shares;

(ii)

no material fact (other than facts relating solely to the Underwriters) has been omitted from such disclosure that is required to be stated in such disclosure or is necessary to make the statements contained in such disclosure not misleading in light of the circumstances under which they were provided or made; and

	(iii)	such documents comply with the requirements of Canadian Securities Laws.

(b)	Representations and Warranties of the Company

	(i)	The Company represents, warrants and covenants to and with the Underwriters as follows:

		(A)	Corporate Status

(I)

The Company. The Company is a corporation duly incorporated, organized and subsisting under the BCBCA and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus, and to enter into and deliver the Related Agreements to which it is or will be a party and to perform its obligations thereunder. No act or proceeding has been taken by or against the Company in connection with its liquidation, winding-up or bankruptcy.

(II)

0890693. 0890693 is a corporation duly incorporated, organized and subsisting under the BCBCA and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus. No act or proceeding has been taken by or against 0890693 in connection with its liquidation, winding-up or bankruptcy.

(B)

Authority of the Company. All necessary action has been taken by the Company to authorize the execution and delivery by the Company of the Related Agreements to which the Company is currently a party and the performance by the Company of its obligations thereunder, and each of the Related Agreements to which the Company is currently a party has been duly executed and delivered and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms. At the time of execution of all Related Agreements to be entered into by the Company, all necessary action will have been taken by the Company to authorize the execution and delivery by the Company of such Related Agreements and the performance by the Company of its obligations thereunder, and each such Related Agreement to which the Company will be a party will have been duly executed and delivered and will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms.

(C)	Prospectus.

(I)

The Company has all requisite power, capacity and authority to execute and deliver the Prospectus and any Prospectus Amendment and to file such documents with the Canadian Securities Regulators, and all necessary action has been taken by the Company to authorize the execution and delivery of the Prospectus and any Prospectus Amendment and the filing of such documents with the Canadian Securities Regulators.

(II)

The description of each of the Related Agreements described in the Prospectus is in all material respects a true, complete and accurate description of the material terms and conditions of each such Related Agreement.

(III)

The description of the securities of the Company in the Prospectus is in all material respects a true, complete and accurate description of the rights, privileges, restrictions, terms and conditions attaching to such securities.

(D)	Financial Information and Auditors.

	(I)	Company Statement of Financial Position. Each of the Company Balance Sheet, the Carve-out Financial Statements and the Interim Financial Statements:

1)	is in accordance with the books, records and accounts of the Company;

2)	is complete and correct in all material respects and presents fairly the assets, liabilities and financial position of the Company as at the date indicated; and

3)	has been prepared in accordance with GAAP consistently applied.

(II)

Company Pro Forma Financial Information. The Company Pro Forma Financial Information is complete in all material respects, has been properly compiled to give effect to the proposed transactions and assumptions described in the notes thereto, and has been prepared in accordance with Canadian Securities Laws and GAAP. The assumptions described in the notes thereto are reasonable, and the Company is not aware of any fact or circumstance presently existing which would render such compilation or assumptions materially incorrect.

(III)

Liabilities. Neither the Company nor, to the Company’s knowledge, 0890693 has, or will have, following the Pre- Closing Reorganization, any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under GAAP, which are not disclosed or referred to in the Financial Information.

(IV)

Significant Acquisitions and Significant Dispositions. Other than as disclosed in the Prospectus, no acquisitions or dispositions have been made by the Company in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions” and the Company is not in discussions with another party in respect of any proposed acquisition of a business or related business that has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that, if completed by the Company as at the date hereof, would be a “significant acquisition”, in each case which would require disclosure in the Prospectus pursuant to Canadian Securities Laws.

(V)	Auditors. PWC are independent with respect to the Company as required by Canadian Securities Laws.

(E)	Internal Controls.

(I)

The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company believes that the Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in their internal control over financial reporting.

(II)

Since incorporation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(F)

Transfer Agent. Computershare Investor Services Inc., at its principal office in Vancouver and Toronto, has been duly appointed as the registrar and transfer agent in respect of the Shares and the Offered Shares.

(G)

Exchange Approval. TSX has conditionally approved the listing of the Shares and the Offered Shares and, subject only to the Company fulfilling the customary post-closing conditions of TSX by March 7, 2011, the whole as set forth in the letter (the “Exchange Letter”) from TSX to the Company dated December 7, 2010, the Shares and the Offered Shares will be listed and posted for trading on TSX.

(H)

Consents. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required except such as shall have been made or obtained at or before the Closing Time from the Canadian Securities Regulators and the TSX, for the execution, delivery and performance by the Company of the Related Agreements to which it is or will be a party, the sale of the Shares, the sale of the Offered Shares and the consummation by the Company of the transactions contemplated therein.

(I)

No Material Change in Company. Except as disclosed in the Prospectus, subsequent to the date of the Company Balance Sheet, there has not been any material change (financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of the Company and no event has occurred or circumstance exists which could reasonably be expected to result in such a material change.

(J)	Capitalization.

(I)

Company. The Company is authorized to issue an unlimited number of common shares, without par value, of which one common share is issued and outstanding as at the date hereof, and an unlimited number of preferred shares, of which one series A preferred share is issued and outstanding as at the date hereof. All of the issued and outstanding shares of the Company are fully paid and non- assessable and have been duly and validly authorized and issued, in compliance with applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company any common shares of the Company or other security of the Company or any security convertible into, or exercisable for, common shares of the Company or any other such security. Immediately following Closing, but prior to the Conversion, assuming the Over-Allotment Option has not been exercised, there will be 44,170,001 common shares and one series A preferred share of the Company issued and outstanding. Immediately following the completion of the Acquisition and the Conversion assuming the Over- Allotment Option has not been exercised, there will be 78,844,586 common shares and no series A preferred shares of the Company issued and outstanding.

(II)

0890693. 0890693 is authorized to issue an unlimited number of common shares, of which one common share is issued and outstanding as at the date hereof. Upon completion of the Pre-Closing Reorganization, three common shares of 0890693 will be issued and outstanding. Upon completion of the Acquisition, the Company will beneficially own, directly or indirectly, all of the issued and outstanding shares in the capital of 0890693 free and clear of any Lien, all of the outstanding equity interests in 0890693 have been duly authorized and validly issued, none of the outstanding equity interests of 0890693 was issued in violation of pre-emptive or similar rights of any security holder of 0890693 and all of such equity interests are outstanding as fully paid and non-assessable shares. Other than those issued to 0777666 and the Vendor under the Pre-Closing Reorganization, there exist no options, warrants, purchase rights, or other contracts or commitments that would require the Company or any other person to sell, transfer or otherwise dispose of any equity interests of 0890693 or for the issue or allotment of any unissued shares in the capital of 0890693 or any other security convertible into or exchangeable for any such shares.

(K)

Issuance of Shares by the Company. All the Purchased Shares and the Offered Shares to be issued by the Company hereunder have been duly authorized for issuance and will at the Closing Time be duly and validly created and issued and will be fully paid and non- assessable, will have been issued in compliance with all applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company any common shares of the Company or other security of the Company or any security convertible into, or exercisable for, common shares of the Company or any other such security and will conform to the description thereof contained in the Prospectus. If applicable, all the Additional Shares to be issued by the Company to the Underwriters hereunder will have been duly authorized for issuance and will at the Option Closing Time be duly and validly created and issued and will be fully paid and non- assessable, will have been issued in compliance with all applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company any common shares of the Company or other security of the Company or any security convertible into, or exercisable for, common shares of the Company or any other such security and will conform to the description thereof contained in the Prospectus. The form of the definitive certificate representing the Shares and the Offered Shares has been duly approved and adopted by the Company and complies with all legal requirements (including any applicable requirements of TSX) relating thereto.

(L)

Books and Records. The minute books and corporate records of the Company are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the Directors (and any committees of such Directors) and shareholders of the Company as at the date hereof and at the Closing Date will contain all minutes of all meetings and all resolutions of the Directors (and any committees of such Directors) and shareholders of the Company.

(M)

Voting Agreement. Other than the Investor Rights Agreement, the Company is not and will not be a party to any agreement, nor is the Company aware of any agreement which affects the voting control of any of the securities of the Company or 0890693.

(N)

Options. Except in connection with the Over-Allotment Option, the Acquisition Agreement, the Conversion, the grant of stock options on Closing as described in the Prospectus and the Pre-Closing Reorganization, no person now has, or will immediately following the Closing Time have, any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option (including convertible or exchangeable securities or warrants) for the purchase, subscription for or issuance of common shares of the Company.

(O)

Registration Rights. Except as set out in or the Investor Rights Agreement, no person has, or will immediately following the Closing Time have, any rights to require qualification for distribution under Canadian Securities Laws its common shares of the Company.

(P)

No Defaults. The execution and delivery of this Agreement and the other Related Agreements, the fulfilment of the terms hereof and thereof by the Company, and the issuance, sale and delivery of the Shares and the Offered Shares as contemplated by this Agreement do not and will not:

(I)

require the consent, approval, authorization, registration or qualification of or with any governmental authority, exchange, Canadian Securities Regulator or other regulatory commission or agency or third party, except those that are required under Canadian Securities Laws, U. S. Securities Laws, applicable exchange regulations or as contemplated by the Acquisition Agreement, all of which have been obtained (or will be obtained prior to the Closing Time); or

(II)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

		1)	any of the provisions of the constating documents of the Company or any resolutions of the directors or shareholders of the Company or any committee of any of them;

2)	any indenture, agreement or other instrument to which the Company is a party or by which it is contractually bound;

3)

any statute, rule, regulation or law applicable to the Company including, without limitation, the Canadian Securities Laws, or any judgment, order, decree or decision of any governmental or regulatory body, agency, commission, tribunal, court or exchange having jurisdiction over the Company; or

4)

any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any Lien upon any property or assets of the Company under, any contract, indenture, mortgage, hypothec, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which the Company is a party or by which it is bound, or to which its assets or businesses is subject (each, for the purpose of this section 5(b), a “Contract”), including any other Related Agreement, which individually or in the aggregate would (1) have or result in a Material Adverse Effect on the Company, (2) materially impair the Company’s ability to perform the obligations contemplated in this Agreement, the Prospectus and any Prospectus Amendment or (3) materially affect or impair the consummation of the transactions contemplated in the Related Agreements, the Prospectus and any Prospectus Amendment.

(Q)

No Previous Business. Prior to the date hereof, except for the preparation and filing of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus and the preparation and entering into of the Related Agreements to which it is a party and other matters ancillary thereto, the Company has not previously carried on any business, entered into any material contract or arrangement or incurred any material liability, contingent or otherwise.

(R)	Marketable Title to Assets. As at the Closing Time,

(I)

the Company and 0890693 will own, hold or lease all such properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Prospectus and any Prospectus Amendment provided, however, that the proposed sites of the process plant and the tailings storage facility as contemplated in the Preliminary Economic Assessment (as defined in the Prospectus) are located on the surface of mineral claims which will not then be owned by 0890693 (but will be optioned to the Company under, and as provided in, the Acquisition Agreement);

(II)

the Company and 0890693 will have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens other than Permitted Encumbrances; and any real property and buildings to be held under lease or sublease by the Company and 0890693 will be held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and 0890693; and

(III)

neither the Company nor, to the knowledge of the Company, 0890693 has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or 0890693.

(S)

Mining Claims. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that will be held by the Company or 0890693 as at the Closing Time will be in good standing, free and clear of any material Liens, other than the Permitted Encumbrances, and except as disclosed in the Prospectus and any Prospectus Amendment, or as constitutes a Permitted Encumbrance, no royalty is payable in respect of any of them. Except as disclosed in the Prospectus and any Prospectus Amendment, no other material property rights are necessary for the conduct of the Company’s business as described therein and there are no material restrictions on the ability of the Company and 0890693 to use, transfer or otherwise exploit any such property rights. The Mining Claims to be acquired by the Company pursuant to the Acquisition Agreement cover the properties required by the Company for the purposes described in the Prospectus, other than as stated in section 5(b)(i)(R)(I) with respect to the proposed process plant and tailings storage facility sites, and no other property rights are necessary for the conduct of the Company’s business as described in the Prospectus. No dispute between the Company and any local, native or indigenous group exists or to the knowledge of the Company is threatened or imminent with respect to the Snowfield Project, the Brucejack Project or the Company’s exploration activities that could reasonably be expected to have a Material Adverse Effect.

(T)

Mineral Resource Disclosure. The information relating to estimates by the Company of the measured, indicated and inferred resources associated with the Snowfield Project and the Brucejack Project has been prepared in all material respects by a “qualified person” in accordance with NI 43-101. The Company believes that all of the assumptions underlying such resource estimates are reasonable and appropriate.

(U)

Technical Information. All technical information set forth in the Prospectus has been reviewed by a “qualified person” as required by NI 43-101. All such information has been prepared in accordance with Canadian industry standards set forth in NI 43- 101 and there has been no material changes to such information since the date of delivery or preparation thereof. The Company has filed with the Canadian Securities Regulators all technical reports required to be filed by it pursuant to NI 43-101.

(V)

Compliance with Environmental and Health Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of the Company is subject to any Lien under any Environmental Law, other than Permitted Encumbrances. The Company is not subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(W)

Permits. The Company and 0890693 hold, or will hold at the Closing Time, all permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like (including as required under Environmental Law) which are required from any governmental or regulatory authority or any other person necessary to conduct its business and activities as currently conducted, the lack of which would have a Material Adverse Effect on the Company and 0890693 (taken together as a whole after the Closing Time), and all such permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like are in full force and effect in all material respects or will be in full force and effect in all material respects at the Closing Time, and with no default thereunder.

(X)

Compliance with other Laws. The Company has conducted and is conducting its activities or business in material compliance with all applicable laws, rules and regulations, including without limitation those of the country, province and municipality in which such entity carries on business or conducts its activities.

(Y)

No Claims. There is no claim, action, suit, proceeding or investigation (whether or not purportedly on behalf of the Company) commenced or, to the knowledge of the Company, threatened against, or affecting the Company or any of its properties, or to which the Company is a party or to which any property of the Company (whether currently owned or to be acquired as a result of the completion of the transactions contemplated in the Prospectus) is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, board or agency, domestic or foreign, which is, or could reasonably be expected to, individually or in aggregate, result in a Material Adverse Effect on, or which questions the validity of any action taken or to be taken by the Company pursuant to or in connection with, any of the Related Agreements or any other transaction or agreement contemplated in the Prospectus.

(Z)

No Cease Trade Orders. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Shares, the Offered Shares or any other securities of the Company has been issued or made by any Canadian Securities Regulator or exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the knowledge, information and belief of the Company are contemplated or threatened by any such authority or under any Securities Laws.

(AA)

Reporting Issuer and Compliance with Canadian Securities Laws. Upon filing of the Prospectus and at the Closing Time, the Company will be a reporting issuer or the equivalent thereof in each Qualifying Jurisdiction where such concept exists and will not be in default of any requirement under the Canadian Securities Laws.

(BB)

Insurance. The Company currently does not maintain any insurance. The Company reasonably believes that it will be able to obtain insurance covering such risks as the Company considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries at a cost that would not have a Material Adverse Effect.

(CC)

Material Transactions. Except as disclosed in the Prospectus or any Prospectus Amendment, none of the directors, officers or employees of the Company, any known holder or proposed holder of more than 10% of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies has any material interest, direct or indirect, in any material transaction involving the Company which, as the case may be, materially affected, is material to or will materially affect the Company.

(DD)

Brokerage Fees. Other than the Underwriting Fee and the Agency Fee payable to the Underwriters pursuant to this Agreement and the finder’s fee payable to New Margin Ventures in connection with the offer and sale of the Offered Shares, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage or finder’s fees by the Company in connection with the transactions contemplated by this Agreement.

(EE)

No Taxes. There are no sales, goods and services, harmonized sales, use or transfer taxes or other similar taxes, fees or charges under Canadian or U.S. federal law or the laws of any state, province, territory or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares or the Offered Shares. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province or territory in connection with the creation, issuance, sale and delivery to the Underwriters of the Shares or the authorization, execution, delivery and performance of this Agreement or the offer and sale of Purchased Shares by an Underwriter to U.S. residents or the offer and sale of Offered Shares by an Underwriter.

(FF)

No Corrupt Practices. None of the Company or, to the knowledge of the Company, 0890693 or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or 0890693 is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(GG)

Forward–looking Information. All statements in the Prospectus and any Prospectus Amendment which contain forward-looking information have been made by the Company in good faith and on a reasonable basis.

(HH)

Terms of Related Agreements. At or before the Closing Time or the completion of the Acquisition, as the case may be, the Company shall have complied with and fulfilled all of the terms and conditions of the Related Agreements to be complied with by it pursuant thereto at or before such time, and the representations and warranties of it therein will be true and correct as of such time.

(II)

U.S. Selling Restrictions. The Company represents, warrants and agrees that (i) none of the Company, its subsidiaries, any persons acting on its or their behalf, including the Vendor, has engaged or will engage in any directed selling effort (within the meaning of Regulation S) with respect to the Shares; (ii) it and they have complied and will comply with the requirements for an “offshore transaction”, as such term is defined in Regulation S; (iii) none of the Company, its subsidiaries, any person acting on its or their behalf, including the Vendor, has offered or will offer to sell any of the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act; (iv) it is a “foreign issuer” within the meaning of Regulation S and reasonably believes that there is no “substantial U.S. market interest” in the Shares of the Company (as such term is defined under Regulation S); and (v) it will notify Computershare Investor Services Inc. as soon as practicable upon it becoming a “domestic issuer”, as defined in Regulation S.

(c)	Representations and Warranties of the Vendor

	(i)	The Vendor represents, warrants and covenants to and with the Underwriters as follows:

		(A)	Corporate Status

(I)

The Vendor. The Vendor is a corporation duly incorporated, organized and subsisting under the BCBCA and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business as presently conducted, and to enter into and deliver the Related Agreements to which it is or will be a party and to perform its obligations thereunder.

(II)

0890693. 0890693 is a corporation duly incorporated, organized and subsisting under the BCBCA and has all requisite power, capacity and authority to own its properties and assets and to carry on its business as presently conducted. No act or proceeding has been taken by or against 0890693 in connection with its liquidation, winding-up or bankruptcy.

(B)

Authority of the Vendor. All necessary action has been taken by the Vendor to authorize the execution and delivery by the Vendor of the Related Agreements to which the Vendor is currently a party and the performance by the Vendor of its obligations thereunder, and each of the Related Agreements to which the Vendor is currently a party has been duly executed and delivered and constitutes a valid and legally binding obligation of the Vendor enforceable against it in accordance with its terms. At the time of execution of all Related Agreements to be entered into by the Vendor, all necessary action will have been taken by the Vendor to authorize the execution and delivery by the Vendor of such Related Agreements and the performance by the Vendor of its obligations thereunder, and each such Related Agreement to which the Vendor will be a party will have been duly executed and delivered and will constitute a valid and legally binding obligation of the Vendor enforceable against it in accordance with its terms.

(C)	Financial Information.

	(I)	Company Statement of Financial Position. Each of the Carve-out Financial Statements and the Interim Financial Statements:

		1)	is in accordance with the books, records and accounts of the Vendor as such books, records and accounts relate to the Snowfield Project and the Brucejack Project;

2)

is complete and correct in all material respects and presents fairly the assets, liabilities and financial position of the Vendor, as it related to the Snowfield Project and the Brucejack Project, as at the date indicated; and

		3)	has been prepared in accordance with GAAP consistently applied during the periods presented;

(II)

Liabilities. 0890693 does not have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under GAAP, which are not disclosed or referred to in the Financial Information.

(D)

Consents. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required for the execution, delivery and performance by the Vendor of the Related Agreements to which it is or will be a party and the consummation by the Vendor of the transactions contemplated therein.

(E)

No Material Change in Vendor. Except as disclosed in the Prospectus, subsequent to the date of the Interim Financial Statements, there has not been any material change (financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of the Vendor as it relates to the Snowfield Project, the Brucejack Project or the Snowfield/Brucejack Assets and no event has occurred or circumstance exists which could reasonably be expected to result in such a material change.

(F)

Capitalization of 0890693. 0890693 is authorized to issue an unlimited number of common shares, of which one common share is issued and outstanding as at the date hereof. The Vendor beneficially owns, directly or indirectly, all of the issued and outstanding shares in the capital of 0890693 free and clear of any Lien, all of the outstanding equity interests in 0890693 have been duly authorized and validly issued, none of the outstanding equity interests of 0890693 was issued in violation of pre-emptive or similar rights of any security holder of 0890693 and all of such equity interests are outstanding as fully paid and non-assessable shares. All of the issued and outstanding shares of 0890693 are fully paid and non-assessable and have been issued in compliance with applicable laws. Upon completion of the Pre-Closing Reorganization, three common shares of 0890693 will be issued and outstanding. Upon completion of the Acquisition, the Company will beneficially own, directly or indirectly, all of the issued and outstanding shares in the capital of 0890693. Other than in connection with the Acquisition Agreement, there exist no options, warrants, purchase rights, or other contracts or commitments that would require the Company to sell, transfer or otherwise dispose of any equity interests of 0890693 or for the issue or allotment of any unissued shares in the capital of 0890693 or any other security convertible into or exchangeable for any such shares.

(G)

Books and Records. The minute books and corporate records of 777666 and 0890693 are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of 777666 and 0890693, respectively, as at the date hereof and at the Closing Date will contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of 777666 and 0890693, respectively.

(H)	Voting Agreement. The Vendor is not a party to any agreement, nor is the Vendor aware of any agreement which affects the voting control of any of the securities of 0890693.

(I)

Options. Except as contemplated in the Acquisition Agreement, no person now has, or will immediately following the Closing Time have, any agreement or option, or right or privilege (whether pre- emptive or contractual) capable of becoming an agreement or option (including convertible or exchangeable securities or warrants) for the purchase, subscription for or issuance of securities of 0890693.

(J)	No Defaults. The execution and delivery of this Agreement and the other Related Agreements, the fulfilment of the terms hereof and thereof by the Vendor do not and will not:

(I)

require the consent, approval, authorization, registration or qualification of or with any governmental authority, exchange, Canadian Securities Regulator or other regulatory commission or agency or third party; or

(II)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

		1)	any of the provisions of the constating documents of the Vendor or any resolutions of the directors or shareholders of the Vendor or any committee of any of them;

		2)	any indenture, agreement or other instrument to which the Vendor is a party or by which it is contractually bound;

3)

any statute, rule, regulation or law applicable to the Vendor including, without limitation, the Canadian Securities Laws, or any judgment, order, decree or decision of any governmental or regulatory body, agency, commission, tribunal, court or exchange having jurisdiction over the Company; or

4)

any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Vendor under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any Lien upon any property or assets of the Vendor under, any contract, indenture, mortgage, hypothec, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which the Vendor is a party or by which it is bound, or to which its assets or businesses is subject (each, for the purpose of this section 5(c), a “Vendor Contract”), including any other Related Agreement, which individually or in the aggregate would (1) have or result in a Material Adverse Effect on the Vendor, (2) materially impair the Vendor’s ability to perform the obligations contemplated in this Agreement or (3) materially affect or impair the consummation of the transactions contemplated in the Related Agreements.

(K)	Marketable Title to Assets. As at the date hereof,

(I)

immediately following the completion of the transactions contemplated by the Purchase and Sale Agreement, 0890693 will own, hold or lease all such properties as are necessary to the conduct of business as proposed to be operated as described in the Prospectus and any Prospectus Amendment; provided, however, that the proposed sites of the process plant and the tailings storage facility as contemplated in the Preliminary Economic Assessment (as defined in the Prospectus) are located on the surface of mineral claims which will not then be owned by 0890693 (but will be optioned to the Company under, and as provided in, the Acquisition Agreement);

(II)

0890693 has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case free and clear of any and all Liens, other than Permitted Encumbrances, and any real property and buildings held under lease or sublease by 0890693 are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by 0890693; and

(III)

none of the Vendor, 777666 or 0890693 has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Vendor, 777666 or 0890693, in each such case to the extent that such real or personal property is related to the Snowfield Project, the Brucejack Project or the Snowfield/Brucejack Assets.

(L)

Mining Claims. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that will be held by 0890693 immediately following the completion of the transactions contemplated by the Purchase and Sale Agreement, will then be in good standing, free and clear of any material Liens, other than the Permitted Encumbrances, and except as disclosed in the Prospectus and any Prospectus Amendment, or as constitutes a Permitted Encumbrance, no royalty is payable in respect of any of them. Except as disclosed in the Prospectus and any Prospectus Amendment, no other material property rights are necessary for the conduct of the 0890693’s business as described therein, and there are no material restrictions on the ability of 0890693 to use, transfer or otherwise exploit any such property rights. The Mining Claims to be held by 0890693 immediately following the completion of the transactions contemplated by the Purchase and Sale Agreement cover the properties required by the Company for the purposes described in the Prospectus and no other property rights are necessary for the conduct of the Company’s business as described in the Prospectus other than as stated in section 5(c)(i)(K)(I) with respect to the proposed process plant and tailings storage facility sites. No dispute between the Vendor, 777666 or 0890693 and any local, native or indigenous group exists or is threatened or imminent with respect to the Snowfield Project, the Brucejack Project or the Company’s exploration activities that could reasonably be expected to have a Material Adverse Effect.

(M)

Mineral Resource Disclosure. The information relating to estimates of the measured, indicated and inferred resources associated with the Snowfield Project and the Brucejack Project in the Prospectus has been prepared in all material respects by a “qualified person” in accordance with NI 43-101. The Vendor believes that all of the assumptions underlying such resource estimates are reasonable and appropriate.

(N)

Compliance with Environmental and Health Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of Hazardous Substances by, due to, on behalf of, or caused by the Vendor, 777666 or 0890693 (or, to the Vendor’s knowledge, any other entity for whose acts or omissions the Vendor is or may be liable) upon any property now or previously owned, operated, used or leased by 777666 or 0890693, or upon any other property adjacent to any property now or previously owned, operated, used or leased by 777666 or 0890693, which would be a violation of or give rise to any liability under any Environmental Law, except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Vendor has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Vendor’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Vendor, 777666 or 0890693, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of 777666 or 0890693 is subject to any Lien under any Environmental Law, other than Permitted Encumbrances. None of the Vendor, 777666 or 0890693 is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(O)

Permits. Immediately following the completion of the transactions contemplated by the Purchase and Sale Agreement, 0890693 will hold all permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like (including as required under Environmental Law) which are required from any governmental or regulatory authority or any other person necessary to conduct its business and activities as then conducted, the lack of which would have a Material Adverse Effect on the Company and 0890693 (taken together as a whole), and all such permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like will be in full force and effect in all material respects at the Closing Time, and with no default thereunder.

(P)

Compliance with other Laws. Each of 777666 and 0890693 has conducted and is conducting its activities or business in compliance with all applicable laws, rules and regulations, including without limitation those of the country, province and municipality in which such entity carries on business or conducts its activities, except for non-compliance that could not reasonably be expected to have a Material Adverse Effect.

(Q)

No Claims. There is no claim, action, suit, proceeding or investigation (whether or not purportedly on behalf of the Vendor) commenced or, to the knowledge of the Vendor, threatened against, or affecting the Vendor, 777666 or 0890693 or any of their respective properties, or to which the Vendor is a party or to which any property of the Vendor, 777666 or 0890693 (whether currently owned or to be acquired as a result of the completion of the transactions contemplated in the Prospectus) is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, board or agency, domestic or foreign, which is, or could reasonably be expected to, individually or in aggregate, result in a Material Adverse Effect on, or which questions the validity of any action taken or to be taken by the Vendor pursuant to or in connection with, any of the Related Agreements.

(R)

Insurance. In respect of the Snowfield Project, the Brucejack Project and the Snowfield/Brucejack Assets, the Vendor maintains insurance in such amounts and covering such risks as the Vendor reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Vendor under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(S)

No Corrupt Practices. None of the Vendor, 777666, 0890693 or, to the knowledge of the Vendor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Vendor, 777666 or 0890693 is aware of or has taken any action, directly or indirectly, in connection with the Snowfield Project, the Brucejack Project or the Snowfield/Brucejack Assets that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA and the Vendor, 777666 and 0890693 have conducted their businesses with respect to the Snowfield Project, the Brucejack Project and the Snowfield/Brucejack Assets in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued compliance therewith.

(T)

Terms of Related Agreements. At or before the Closing Time or the completion of the Acquisition, as the case may be, the Vendor and shall have complied with and fulfilled in all material respects all of the terms and conditions of the Related Agreements to be complied with by it pursuant thereto at or before such time.

(d)	Survival of Representations and Warranties

All representations, warranties, covenants, indemnities and agreements of the Company and the Vendor herein contained shall survive the purchase and sale of the Shares and the Offered Shares and shall continue in full force and effect for the benefit of the Underwriters, regardless of any subsequent disposition of the Shares or the Offered Shares or any investigation by or on behalf of the Underwriters with respect thereto, subject only to the applicable limitation period prescribed by law.

6.	Covenants

	(a)	The Company covenants and agrees with the Underwriters that:

(i)

it will advise the Underwriters, promptly after receiving notice thereof, of the time when the Final Prospectus has been filed and when the Final Receipt in respect thereof and will provide evidence satisfactory to the Underwriters of each filing and the issuance of the Final Receipt;

(ii)

it will advise the Underwriters, promptly after receiving notice or obtaining knowledge, of: (i) the issuance by any Canadian Securities Regulator of any order suspending or preventing the use of the Preliminary Prospectus, the Amended Preliminary Prospectus, the Final Prospectus or any Prospectus Amendment; (ii) the suspension of the qualification of the Shares or the Offered Shares for distribution or sale in any of the Qualifying Provinces; (iii) the institution or threatening of any proceeding for any of those purposes; or (iv) any requests made by any Canadian Securities Regulator for amendments or supplements to the Prospectus, or for additional information, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(iii)

for the period ending 180 days after the Closing Date, without the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing; (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the 1934 Act and the Rules and Regulations) with respect to any Relevant Security; and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Schedule B hereto of each of Robert A. Quartermain, Peter de Visser and the Directors, not to engage in any of the aforementioned transactions on their own behalf, other than (i) the sale of Shares or Offered Shares as contemplated by this Agreement; (ii) in connection with the Conversion; (iii) pursuant to the Acquisition Agreement; or (iv) the issuance by the Company of stock options issued pursuant to the Company’s stock option plan, or the issuance of common shares of the Company pursuant to the exercise of such options, as described and contemplated in the Final Prospectus or any Prospectus Amendment;

(iv)	it will apply the proceeds from the issue and sale of the Shares and the Offered Shares to complete the Acquisition pursuant to the terms and conditions of the Acquisition Agreement;

(v)

concurrently with the completion of the Acquisition, it will enter into the Related Agreements it is not currently a party to and comply with all the terms, conditions and covenants contained therein; and

(vi)

if the Over-Allotment Option is exercised in full or in part by the Underwriters, the Company will irrevocably direct payment at the Option Closing Time by the Underwriters of the aggregate of the Purchase Price of the Additional Shares to the Vendor.

(b)	The Vendor covenants and agrees with the Underwriters that:

(i)

for the period ending 180 days after the Closing Date, without the prior written consent of the Lead Underwriters, such consent not to be unreasonably withheld, the Vendor (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the 1934 Act and the Rules and Regulations) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration;

(ii)

subject to the conditions set out in the Purchase and Sale Agreement with respect to the completion of the transactions set out therein, it will and will cause each of 777666 and 0890693 to complete the transactions contemplated by the Pre-Closing Reorganization;

(iii)

subject to the conditions set out in the Acquisition Agreement with respect to the completion of the transactions set therein, it will complete the Acquisition pursuant to the terms of the Acquisition Agreement; and

(iv)

concurrently with the completion of the Acquisition, it will enter into the Related Agreements it is not currently a party to and comply with all the terms, conditions and covenants contained therein to be complied with prior to or at such time.

7.	Change of Closing Date

Subject to the termination provisions contained in section 13, if a material change or a change in a material fact occurs or is discovered prior to the Closing Date, the Closing Date shall be, unless the Company and the Underwriters otherwise agree in writing or unless otherwise required under Canadian Securities Laws, the sixth Business Day following the later of:

(a)

the date on which all applicable filings or other requirements of Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Provinces and any appropriate receipt obtained for such filings and notice of such filings from the Company or its counsel have been received by the Underwriters; and

(b)	the date upon which the commercial copies of any Prospectus Amendments have been delivered in accordance with section 4(c).

8.	Completion of Distribution

The Underwriters shall after the Closing Time and, if applicable, the Option Closing Time, give prompt written notice to the Company when, in the opinion of the Underwriters, they have completed distribution of the Purchased Shares, the Offered Shares or the Additional Shares, as the case may be, and shall provide related details, including the total proceeds realized in each of the Qualifying Provinces, the Qualifying States and any other jurisdiction from such distribution.

9.	Changes

	(a)	Material Change or Change in Material Fact During Distribution

During the period from the date of this Agreement to the later of the Closing Date, the Option Closing Date and the date of completion of distribution of the Shares and the Offered Shares, the Company shall promptly notify the Underwriters in writing of:

(i)

any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets (including the Snowfield Project, the Brucejack Project and the Snowfield/Brucejack Assets) of the Company or 0890693;

(ii)

any material fact which has arisen or has been discovered and would have been required to have been stated in the Final Prospectus had the fact arisen or been discovered on, or prior to, the date of such document; and

(iii)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Final Prospectus or any Prospectus Amendment, which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectus or any Prospectus Amendment misleading or untrue in any material respect or which would result in a misrepresentation in the Final Prospectus or any Prospectus Amendment or which would result in the Final Prospectus or any Prospectus Amendment not complying (to the extent that such compliance is required) with Canadian Securities Laws, in each case, as at any time up to and including the later of the Closing Date, the Option Closing Date and the date of completion of the distribution of the Shares and the Offered Shares.

The Company shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws as a result of such fact or change; provided that the Company shall not file any Prospectus Amendment or other document without first obtaining from the Underwriters their approval, after consultation with the Underwriters with respect to the form and content thereof, which approval will not be unreasonably withheld or delayed. The Company shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this section 9(a).

(b)	Change in Canadian Securities Laws

If during the period of distribution of the Shares and the Offered Shares there shall be any change in Canadian Securities Laws that, in the opinion of the Underwriters, acting reasonably, requires the filing of a Prospectus Amendment, the Company shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate Canadian Securities Regulator in each of the Qualifying Provinces where such filing is required.

10.	Underwriting Fee and Agency Fee

The Underwriters will be paid a fee of $0.345 per Share (the “Underwriting Fee”) sold pursuant to this Agreement. Such Underwriting Fee shall be due and payable, as to $2,180,717.12 by the Company and as to $9,377,955.88 by the Vendor, at the Closing Time (as defined below) against payment for the Purchased Shares and, if applicable, as to $0.345 per Additional Share by the Vendor, at the Option Closing Time (as defined below), against payment for the Additional Shares, as the case may be. The Underwriting Fee shall be payable as provided for in section 11(a).

The Underwriters will also be paid a fee of $0.105 per Offered Share (the “Agency Fee”) sold pursuant to this Agreement. Such Agency Fee shall be due and payable, as to $211,303.49 by the Company and as to $908,689.51 by the Vendor, at the Closing Time (as defined below). The Agency Fee shall be payable as provided for in section 11(b).

11.	Delivery of Purchase Price, Underwriting Fee, Agency Fee and Certificates

The purchase and sale of the Purchased Shares, the Offered Shares and, if applicable, the Additional Shares shall be completed at the Closing Time and the Option Closing Time, as the case may be, at the offices of Fasken Martineau DuMoulin LLP, 2900 – 550 Burrard Street, Vancouver, British Columbia, or at such other place as the Underwriters and the Company may agree upon.

At the Closing Time or the Option Closing Time, as the case may be, the Company shall duly and validly deliver to:

(a)

the Underwriters, one or more definitive global share certificates representing the Purchased Shares or the Additional Shares, as the case may be, registered in the name of CDS & Co. or in such other nominee name or names for CDS as the Lead Underwriters may notify the Company in writing not less than 24 hours prior to the Closing Time or the Option Closing Time, as the case may be, and one or more individual share certificates for certain Substituted Purchasers, against payment by the Underwriters, as directed by the Company, of the Purchase Price for the Purchased Shares or the Additional Shares, as the case may be, by wire transfer, in each case together with a receipt signed by the Lead Underwriters for such definitive global certificates and for receipt of the Underwriting Fee; and

(b)

to the subscribers of the Offered Shares, share certificates representing the Offered Shares, registered as specified in each Representation Letter, against payment of the Purchase Price for the Offered Shares, by release of the funds received from such subscribers to the Company, in each case together with a receipt signed by the Lead Underwriters for receipt of the Agency Fee.

In order to facilitate an efficient and timely closing at the Closing Time and the Option Closing Time, the Underwriters may choose to initiate a wire transfer of funds to the Company or its counsel representing the Purchase Price for the Purchased Shares or the Additional Shares, as the case may be, prior to the Closing Time or the Option Closing Time, as the case may be. If the Underwriters do so, the Company agrees that such transfer of funds to the Company prior to the Closing Time or the Option Closing Time does not constitute a waiver by the Underwriters of any of the conditions of the Closing or the Option Closing set out in this Agreement. Furthermore, the Company agrees that any such funds received from the Underwriters prior to the Closing Time or the Option Closing Time, as the case may be, will be held in trust solely for the benefit of the Underwriters until the Closing Time or the Option Closing Time, as the case may be, and if the Closing or the Option Closing, as the case may be, does not occur at the scheduled Closing Time or the Option Closing Time, as the case may be, such funds shall be immediately returned by wire transfer to the Lead Underwriters, on behalf of the Underwriters, without interest. Upon the satisfaction of the conditions of the Closing or the Option Closing, as the case may be, and the delivery to the Underwriters of the items set out in section 12, the funds held in trust for the Underwriters shall be deemed to be delivered by the Underwriters to the Company in satisfaction of the obligation of the Underwriters under this section 11 and upon such delivery the trust constituted by this section 11 shall be terminated without further formality.

12.	Closing Conditions

The Underwriters’ obligation to purchase the Purchased Shares at the Closing Time and the obligation of those subscribers who are party to the Representation Letters to purchase the Offered Shares at the Closing Time shall be subject to the accuracy of the representations and warranties of each of the Company and the Vendor contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by each of the Company and the Vendor of their respective obligations under this Agreement and the following conditions:

(a)	Delivery of Opinions

(i)

The Underwriters shall have received at the Closing Time a favourable legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, from Canadian counsel to the Company, addressed to the Underwriters and their counsel, as to the laws of Canada and the Qualifying Provinces, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada and British Columbia, Alberta and Ontario and as to matters of fact, on certificates of the auditors of the Company, the Transfer Agent, government officials, public and stock exchange officials and officers of the Company and 0890693, with respect to the following matters, assuming completion of the Closing and the Acquisition:

(A)	as to the valid existence of each of the Company and 0890693 under the laws of their respective jurisdiction of organization or incorporation, as applicable;

(B)	as to the authorized and issued capital of each of the Company and 0890693;

(C)	that the Company is the registered owner of all of the issued and outstanding common shares or other securities of 0890693;

(D)

that each of the Company and 0890693 has all requisite corporate power, capacity and authority including under the laws of its respective jurisdiction of incorporation or organization, as applicable, and each is qualified to:

	(I)	carry on its businesses as presently carried on (as applicable);

	(II)	own its property;

	(III)	in the case of the Company, issue the Shares and the Offered Shares

	(IV)	enter into this Agreement; and

	(V)	in the case of the Company solely, enter into each of the Related Agreements to which it is a party, and to carry out the transactions contemplated thereby;

(E)

that all necessary action has been taken by the Company to authorize, as applicable: (I) the execution and delivery of this Agreement and the performance of its obligations hereunder, (lI) the execution and delivery of each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus and, if applicable, any Prospectus Amendments, (III) the filing of each of the Preliminary Prospectus, the Amended Preliminary Prospectus and the Final Prospectus and, if applicable, any Prospectus Amendments under the Canadian Securities Laws in each of the Qualifying Provinces, and (IV) the execution and delivery of each of the Related Agreements to which it is a party and the performance of its obligations thereunder;

(F)	that the Shares and the Offered Shares have been duly authorized and, when issued and delivered, will be validly issued by the Company and outstanding as fully paid and non-assessable shares;

(G)

that the description of the attributes of the Shares, the Offered Shares and the preferred shares in the Prospectus is, in all material respects, a true, complete and accurate description of the rights, privileges, restrictions and conditions attaching to such securities;

(H)	that the Company is a “reporting issuer” or the equivalent thereof in each Qualifying Province where such concept exists;

(I)

that the execution and delivery of this Agreement by the Company, the fulfilment of the terms of this Agreement, the issue and sale of the Shares and the Offered Shares and, the consummation of the transactions contemplated by this Agreement, do not and will not result in a breach (whether after notice or lapse of time or both) of any statute, by law or regulation, or of the terms, conditions or provisions of the constating documents of such parties or any resolutions of directors or shareholders of the Company or the Related Agreements to which the Company is bound;

(J)

that this Agreement has been duly authorized and executed by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to reasonable opinion qualifications;

(K)

that the execution and delivery by the Company of each of the Related Agreements to which it is a party, the fulfilment of the terms and the performance of its obligations thereunder, and consummation of the transactions contemplated thereby do not and will not result in a breach (whether after notice or lapse of time or both) of any statute, law, by law, regulation, or decree, judgement or order of which counsel is aware, or the terms of any of the constating documents of the Company or any resolutions of directors or shareholders of the Company or any other Related Agreement;

(L)

that each of the Related Agreements to which the Company is a party has been duly authorized and executed by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to customary enforceability qualifications;

(M)	that the form and terms of the certificates representing the Shares and the Offered Shares meet all legal requirements under the rules of TSX (if any) and have been duly approved by the Company;

(N)

that Computershare Investor Services Inc. at its principal office in the city of Vancouver and Toronto has been duly appointed as the transfer agent and registrar for the Shares and the Offered Shares of the Company, which appointment has not been revoked and amended;

(O)

that all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled by the Company under the laws of each of the Qualifying Provinces in order to qualify the distribution of the Shares and the Offered Shares to the public in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of the Qualifying Provinces who have complied with the relevant provisions of such applicable laws;

(P)	that, subject only to the filing of documents in accordance with the requirements of the TSX, the TSX has conditionally approved the listing of the Shares and the Offered Shares;

(Q)

that, subject to the assumptions, qualifications, limitations and restrictions set out therein, the statements under the heading in the Prospectus “Eligibility for Investment” are accurate in all material respects;

(R)

that the form and terms of the certificates representing the common shares of the Company have been duly approved by the Company and comply with the provisions of the notice of articles and articles of the Company and the requirements of the BCBCA; and

(S)	as to all other legal matters reasonably requested by counsel to the Underwriters relating to the distribution of the Shares or the Offered Shares.

(ii)

If any of the Shares are distributed in the United States, the Underwriters shall have received at the Closing Time a legal opinion, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and their counsel, from U.S. counsel to the Company to the effect that no registration of the Shares is required under the 1933 Act in connection with the offer and sale of the Shares under this Agreement, provided that in each case the offer and sale in the United States is made in accordance with Schedule A hereto and all other offers and sales of Shares are made in accordance with the provisions of this Agreement.

(iii)

The Underwriters shall have received at the Closing Time a legal opinion, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and their counsel, from local counsel in each jurisdiction (other than Canada or the United States) where a purchaser of Offered Shares pursuant to a Representation Letter is resident, to the effect that no prospectus or similar document is required to be filed in the local jurisdiction in connection with the offer and sale of the Offered Shares, that the offer and sale of the Offered Shares has been effected in compliance with applicable securities laws and such other opinions as the Underwriters may request.

(iv)

The Underwriters shall have received at the Closing Time a legal opinion in form and substance satisfactory to the Underwriters, from Underwriters’ counsel, with respect to all such matters as the Underwriters may reasonably request relating to the distribution of the Purchased Shares and the Offered Shares, it being understood that Underwriters’ Counsel may rely, to the extent appropriate in the circumstances, on certificates of officers of the Company with respect to factual matters not independently established.

(b)	Delivery of Comfort Letters

The Underwriters shall have received at the Closing Time a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, addressed to the Underwriters from PWC, confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to section 4(a)(iv) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Underwriters.

(c)	Delivery of Certificates

(i)

The Underwriters shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company or other officers of the Company acceptable to the Underwriters, with respect to the constating documents of the Company, all resolutions of Directors relating to this Agreement, the Prospectus and Related Agreements to which the Company is a party, the incumbency and specimen signatures of signing officers of the Company and such other matters as the Underwriters may reasonably request.

(ii)

The Underwriters shall have received at the Closing Time a certificate of the Company dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of the Company by the President and Chief Executive Officer and the Chief Financial Officer of the Company or other officers of the Company acceptable to the Underwriters, certifying for and on behalf of the Company, after having made due inquiry and after having carefully examined the Prospectus and any Prospectus Amendments, that:

(A)

since the respective dates as of which information is given in the Final Prospectus, as amended by any Prospectus Amendments, that (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets (including the Snowfield Project, the Brucejack Project and the Snowfield/Brucejack Assets) of the Company or 0890693, and (B) no transaction has been entered into by any of the Company which is material to the Company, other than as disclosed in the Final Prospectus or the Prospectus Amendments, as the case may be;

(B)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Shares, the Offered Shares or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, after due inquiry, contemplated or threatened under any of the Canadian Securities Laws or by any other regulatory authority;

(C)	the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to and as of the Closing Time;

(D)

the representations and warranties of the Company contained in this Agreement and in any certificate or other document delivered pursuant to or in connection with this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(E)	none of the Related Agreements have been amended (and no amendments are contemplated) and no conditions therein have been waived or are unsatisfied by any of the parties thereto; and

(F)	such other matters as the Underwriters may reasonably request.

(iii)

The Underwriters shall have received at the Closing Time a certificate of the Vendor dated the Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed on behalf of the Vendor by the President and Chief Executive Officer and the Chief Financial Officer of the Vendor or other officers of the Vendor acceptable to the Underwriters, certifying for and on behalf of the Vendor, after having made due inquiry and after having carefully examined the Prospectus and any Prospectus Amendments, that:

(A)	the Vendor has complied with the terms and conditions of this Agreement on its part to be complied with up to and as of the Closing Time; and

(B)

the representations and warranties of the Vendor contained in this Agreement and in any certificate or other document delivered pursuant to or in connection with this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement.

(d)	Completion of the Pre-Closing Reorganization and the Acquisition

The Pre-Closing Reorganization shall have been completed at least one (1) Business Day prior to the Closing Date and all of the conditions to completion of the Acquisition shall have been satisfied or waived to allow for the completion of the Acquisition immediately following completion of the sale of the Purchased Shares and the Offered Shares pursuant to this Agreement, on the terms disclosed in the Prospectus.

(e)	Listing Approval

The Shares and the Offered Shares will have been approved for listing and posted for trading on the TSX prior to issuance, subject only to the filing of documents in accordance with the requirements of the TSX.

(f)	Lock-up Agreements with Certain Persons

The Underwriters shall have received, prior to the Closing Time, an executed lock-up agreement, substantially in the form of Schedule B, from each of the persons listed in section 6(a)(iii) of this Agreement.

(g)	Necessary Actions Taken

All actions required to be taken by or on behalf of the Company, including, without limitation, the passing of all requisite resolutions of the Directors and the shareholders of the Company and resolutions of the directors and shareholders of 0890693, and all requisite filings with any securities regulatory authority will have occurred at or prior to the Closing Time so as to validly authorize the execution and filing of the Prospectus and any Prospectus Amendment and to create and issue the Shares and the Offered Shares having the attributes contemplated by the Prospectus.

(h)	Receipt of Additional Documents

The Underwriters will have received such other certificates, opinions, agreements, materials or documents as they may reasonably request.

(i)	Sale of the Offered Shares

The completion of the purchase of the Purchased Shares by the Underwriters is subject to the condition that the aggregate gross proceeds from the sale of the Purchased Shares and the Offered Shares is no less than $265,020,000.

(j)	Purchase of the Purchased Shares

In respect of the completion of the purchase of the Offered Shares by purchasers party to the Representation Letters only, all of the conditions to completion of the purchase of the Purchased Shares by the Underwriters shall have been satisfied or waived to allow for the completion of the purchase of the Purchased Shares to occur concurrently with the completion of the sale of the Offered Shares pursuant to this Agreement.

(k)	Underwriters’ Obligation to Purchase of Additional Shares

The Underwriters’ obligation to purchase the Additional Shares at the Option Closing Time shall be subject to:

(i)

The accuracy of the representations and warranties of each of the Company and the Vendor contained in this Agreement as of the Option Closing Date, or in the case of any representations and warranties with respect of the Vendor, as of immediately prior to the Acquisition, and the delivery of certificates dated the Option Closing Date substantially similar to the certificates referred to in section 12(c);

(ii)	the performance by each of the Company and the Vendor of their respective obligations under this Agreement; and

(iii)

the delivery by the Company or their professional advisors of such opinions, comfort letters and other certificates consistent with those delivered on the Closing Date, as the Underwriters may reasonably require in respect of the issuance and sale by the Company of the Additional Shares.

13.	Rights of Termination

(a)

It is understood that the Underwriters may at their sole discretion waive, in whole or in part, or extend the time for compliance with, any of the terms and conditions of this Agreement without prejudice to their rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance; provided, however, that to be binding on the Underwriters any such waiver or extension must be in writing and signed by all of the Underwriters. No act of the Underwriters in offering the Shares and the Offered Shares or in preparing or joining in the execution of the Prospectus or any Prospectus Amendment shall constitute a waiver or estoppel against the Underwriters.

(b)

In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Agreement by the Company, any Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on such Underwriter’s part, such Underwriter’s obligations under this Agreement, to purchase the Purchased Shares or the Additional Shares, by giving written notice to the Company at any time at or prior to the Closing Time or the Option Closing Time, as the case may be:

(i)

if, (A) any inquiry, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened, or any order or ruling is issued by any exchange or market, or any other regulatory or governmental authority (other than an inquiry, investigation or other proceeding based solely on the activities of the Underwriters in connection with the Offering), or (B) if any law or regulation under or pursuant to any statute is promulgated or changed which moratorium, inquiry, investigation, proceeding, order, ruling, law or regulation, in the opinion of such Underwriter, operates to prevent or materially restrict the distribution or trading of the Shares, or which, in the opinion of such Underwriter, would reasonably be expected to have a Material Adverse Effect on the Company, including as to the market price or value of the Shares; or

(ii)

if, in the opinion of such Underwriter, there occurs or is discovered a material change or a change in any material fact or a new material fact arises that would reasonably be expected to have a Material Adverse Effect on the Company, including as to the market price or value of the, or result in the purchasers of a material number of Shares exercising their right under applicable legislation to withdraw from their purchase of, Shares; or

(iii)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), or any law or regulation which, in the opinion of such Underwriter, materially adversely affects or involves, or will materially adversely affect or involve, the Canadian or U.S. financial markets and/or prevent or materially restrict the trading of the common shares or any other securities of the Company or the distribution of the Shares, or may result in a Material Adverse Effect on the Company; or

	(iv)	if the state of the financial markets is such that in the opinion of such Underwriter, it would be unprofitable to offer or continue to offer the Shares for sale; or

(v)

if the Company is in material breach of any term, condition or covenant of this Underwriting Agreement, or any representation or warranty given by the Company in this Underwriting Agreement becomes, is discovered to be or is materially false, and such material breach or such materially false representation is (i) in the opinion of any Underwriter not capable of being cured prior to the Closing Time or Option Closing Time, as the case may be, (ii) would result in the failure of any condition precedent set out in section 12 hereof, or (iii) has not been rectified to the satisfaction of any Underwriter within 48 hours of when such Underwriter provides notice to the Company of the same; or

	(vi)	any order to cease trading in securities of the Company is made or threatened by a Canadian Securities Regulator.

(c)

In the event of any termination pursuant to section 13(b), there shall be no further liability on the part of the Underwriters to the Company or on the part of the Company or the Vendor to the Underwriters, including in all cases in respect of any Offered Shares, except in respect of any liability which may have arisen prior to or arise after such termination under sections 14, 15 and 17. A notice of termination given by an Underwriter under section 13(b), shall not be binding upon any other Underwriter.

14.	Indemnity

	(a)	Rights of Indemnity by the Company

The Company agrees to indemnify and save harmless each of the Underwriters and each of their affiliates and each of their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and, individually, an “Indemnified Party”) from and against any and all losses (except losses of profit), expenses, claims, actions, suits, proceedings damages and liabilities, joint or several, including the aggregate amount paid in settlement of any actions, suits, proceedings, investigations, inquiries or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation, inquiry or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity to which any Indemnified Party may become subject or otherwise involved, in any capacity (collectively, “Claims” and each, individually, a “Claim”), insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)

any information or statement (except any statement relating solely to the Underwriters which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment) contained in the Prospectus or any Prospectus Amendment or in any certificate of the Company delivered pursuant to this Agreement which contains or is alleged to contain a misrepresentation;

(ii)

any omission or alleged omission to state in the Prospectus, any Prospectus Amendment or any certificate of the Company delivered pursuant to this Agreement any material fact (except any fact relating solely to the Underwriters) required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iii)

any order made or inquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment or omission relating solely to the Underwriters or alleged untrue statement which has been provided by the Underwriters in writing specifically for use in the Prospectus or any Prospectus Amendment or alleged omission relating solely to the Underwriters) contained in the Prospectus or any Prospectus Amendments or based upon any failure to comply with Canadian Securities Laws (other than any failure or alleged failure to comply by the Underwriters), preventing or restricting the trading in or the sale or distribution of the Shares or the Offered Shares in any of the Qualifying Provinces;

(iv)

the non-compliance or alleged non-compliance by the Company with any of the Canadian Securities Laws or the 1933 Act, including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

(v)	any breach by the Company of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(b)	Rights of Indemnity by the Vendor

The Vendor (together with the Company, the “Indemnifiers”) agrees to indemnify and save harmless each of the Indemnified Parties from and against any and all Claims, insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)

any information or statement provided by such Vendor specifically for use in the Prospectus or any Prospectus Amendment or in any certificate of such Vendor delivered pursuant to this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(ii)

any omission or alleged omission to state in the Prospectus, any Prospectus Amendment or any certificate of such Vendor delivered pursuant to this Agreement any material fact relating solely to such Vendor required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made; and

(iii)	any breach by such Vendor of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(c)	No Indemnity

If and to the extent that a court of competent jurisdiction in a final non-appealable judgment from which no appeal can be made or a governmental authority in a final ruling from which no appeal can be made determines that a Claim resulted from the criminal fraud, gross negligence or wilful misconduct of the Indemnified Party claiming indemnity in connection with its obligations under this Agreement, such Indemnified Party shall promptly reimburse to the Indemnifiers any funds advanced to such Indemnified Party in respect of such Claim and thereafter the indemnity provided for in section 14 shall cease to apply to such Indemnified Party in respect of such Claim. For greater certainty, the parties agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Prospectus and any Prospectus Amendment contained no misrepresentation shall constitute “criminal fraud”, “gross negligence” or “wilful misconduct” for purposes of section 14.

(d)	Notification of Claims

If any Claim is asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will promptly after the date of the receipt by the Indemnified Party of notice of, or of the Indemnified Party otherwise becoming aware of, any such Claim (whether such Claim is asserted or indemnification might be reasonably be considered to be provided) notify the Indemnifiers of the nature of such Claim (the omission to so notify the Indemnifiers of any potential Claim shall not relieve any Indemnifier from any liability which it may have to any Indemnified Party and any omission to so notify the Indemnifiers of any actual Claim shall affect the Indemnifiers’ liability only to the extent that the Indemnifiers are prejudiced by that failure). The Indemnifiers shall assume the defence of any suit brought to enforce such Claim provided, however, that:

(i)	the defence shall be conducted through legal counsel reasonably acceptable to the Indemnified Party, and

(ii)

no settlement of any such Claim or admission of liability may be made by the Indemnifiers without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Indemnified Party, acting reasonably, unless such settlement includes an unconditional release of each of the Indemnified Parties from all liability arising out of such action or claim and does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

The Indemnified Party and the Indemnifiers shall each cooperate fully with the other in the defence of any Claim pursuant to which indemnification is provided hereunder. Without limiting the generality of the foregoing, each such person shall furnish to the other person (at the expense of the Indemnifiers) such documentary or other evidence as is then in its possession as may reasonably be requested by the other person for the purpose of defending against any such Claim.

(e)	Right of Indemnity in Favour of Others

The Indemnifiers acknowledge and agree that the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees, partners, agents, advisors and shareholders and accordingly hereby constitute the Underwriters as trustees for any other Indemnified Party for the covenants of the Indemnifiers contained in this section 14 and the Underwriters agree to accept such trust and to hold such covenants on behalf of such persons.

(f)	Retaining Counsel

In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the applicable Indemnifier and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and an Indemnifier and the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; or (iii) the applicable Indemnifier shall not have retained counsel within seven (7) Business Days following receipt by such Indemnifier of notice of any such Claim from the Indemnified Party.

15.	Contribution

	(a)	Rights of Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in section 14 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms, the Company, the Vendor and the Underwriters, severally and not jointly, shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses of a nature contemplated by section 14 in such proportions as is appropriate to reflect: (i) as among the Company, the Vendor and the Underwriters, the relative fault of the Company, the Vendor and the Underwriters; and (ii) as among the Vendor, the Company and the Underwriters the cash proceeds ultimately received by the Vendor or the Company from this Agreement and the Related Agreements and the Underwriting Fee and Agency Fee received by the Underwriters pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, the intent of such parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Vendor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this section 15(a), (A) the Underwriters shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the aggregate Underwriting Fee and Agency Fee or any portion of the Underwriting Fee and the Agency Fee actually received by each of them; and (B) no party who has been determined by a court of competent jurisdiction, in a final non-appealable judgment from which no appeal can be made or a governmental authority in a final ruling from which no appeal can be made, to have engaged in any criminal fraud, gross negligence, fraudulent misrepresentation, wilful misconduct, reckless disregard or intentional fault in connection with its obligations under this Agreement shall be entitled to claim contribution from any person who has not also been determined by a court of competent jurisdiction, in a final non-appealable judgment from which no appeal can be made or a governmental authority in a final ruling from which no appeal can be made, to have engaged in such criminal fraud, gross negligence, fraudulent misrepresentation, wilful misconduct, reckless disregard or intentional fault. For greater certainty, the parties agree that they do not intend that any failure by the Underwriters to conduct such reasonable investigation as necessary to provide the Underwriters with reasonable grounds for believing the Prospectus and any Prospectus Amendment contained no misrepresentation shall constitute “criminal fraud”, “gross negligence”, “fraudulent misrepresentation”, “wilful misconduct”, “reckless disregard” or “intentional fault” for purposes of section 15.

(b)	Rights of Contribution in Addition to Other Rights

The rights to contribution provided in this section 15 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

(c)	Calculation of Contribution

In the event that an Indemnifier may be held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in section 15(a), and

(ii)

the amount of the Underwriting Fee and the Agency Fee actually received by the Underwriters under this Agreement, and an Underwriter shall in no event be liable to contribute any amount in excess of such Underwriter’s portion of the Underwriting Fee and the Agency Fee actually received under this Agreement.

(d)	Notice

If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Indemnifier notice of such claim in writing, as soon as reasonably possible, but failure to notify the Indemnifier shall not relieve the Indemnifier of any obligation which he or it may have to the Underwriters under this section.

(e)	Right of Contribution in Favour of Others

The Indemnifiers acknowledge and agree that the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees, partners, agents, advisors and shareholders.

16.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

17.	Expenses

If the transactions contemplated by this Agreement shall be completed or this Agreement is terminated by reason of a breach of this Agreement or the Acquisition Agreement by the Company, the Company will be responsible for all expenses relating to the issue, sale and delivery of the Shares and the Offered Shares and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement, including the fees, taxes and disbursements of the legal counsel, auditors, roadshow consultants, printers and other consultants and service providers retained by the Company. In addition, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, including, but not limited to, the fees, taxes and disbursements of Underwriters’ legal counsel, advertising, printing, courier, telecommunications, data searches, travel, any other expenses and the fees, taxes and disbursements of experts retained by the Underwriters, together with any related Goods and Services Tax (“GST”) and provincial sales taxes or Harmonized Sales Tax (“HST”), as applicable, provided, however, that any individual expense greater than $10,000, excluding legal fees, shall be subject to the Company’s written consent. Such reimbursements will be payable upon a request for payment thereof by the Lead Underwriters.

If the transactions contemplated by this Agreement shall not be completed, other than by reason of a termination of this Agreement due to a breach of this Agreement or the Acquisition Agreement by the Company, the Vendor will be responsible for all expenses relating to the issue, sale and delivery of the Shares and the Offered Shares and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement, including the fees, taxes and disbursements of the legal counsel, auditors, roadshow consultants, printers and other consultants and service providers retained by the Company. In addition, the Vendor will reimburse the Underwriters for all reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement, including, but not limited to, the fees, taxes and disbursements of Underwriters’ legal counsel, advertising, printing, courier, telecommunications, data searches, travel, any other expenses and the fees, taxes and disbursements of experts retained by the Underwriters, together with any related Goods and Services Tax (“GST”) and provincial sales taxes or Harmonized Sales Tax (“HST”), as applicable, provided, however, that any individual expense greater than $10,000, excluding legal fees, shall be subject to the Vendor’s written consent. Such reimbursements will be payable upon a request for payment thereof by the Lead Underwriters.

18.	Rights to Purchase

	(a)	Obligation of Underwriters to Purchase

The obligation of the Underwriters to purchase the Purchased Shares or the Additional Shares, as the case may be at the Closing Time or on the Option Closing Date, as the case may be, shall be several and not joint and shall be limited to the percentage of the Purchased Shares or the Additional Shares, as the case may be, set out opposite the name of the Underwriters respectively below:

CIBC World Markets Inc.	33%
Citigroup Global Markets Canada Inc.	21%
UBS Securities Canada Inc.	21%
BMO Nesbitt Burns Inc.	8%
Credit Suisse Securities (Canada), Inc.	5%
Dahlman Rose & Company, LLC	5%
GMP Securities L.P.	5%
Salman Partners Inc.	2%

The foregoing is also the applicable percentage of the total number of Offered Shares which each of the Underwriters may offer on a best efforts agency basis. Subject to section 18(c), in the event that any of the Underwriters shall fail to purchase its applicable percentage of the Purchased Shares or the Additional Shares, as the case may be, at the Closing Time or on the Option Closing Date, as the case may be, the others shall be obligated, severally (not jointly), to purchase on a pro rata basis all of the percentage of the Purchased Shares or the Additional Shares, as the case may be, that would otherwise have been purchased by the defaulting Underwriter(s); provided, however, that in the event that the percentage of the total number of Purchased Shares or Additional Shares, as the case may be, which the defaulting Underwriter(s) has failed to purchase exceeds 10% of the total number of Purchased Shares or Additional Shares, as the case may be, which the Underwriters have agreed to purchase, the other Underwriters shall have the right, but shall not be obligated, to purchase on a pro rata basis all of the percentage of the total number of Purchased Shares or Additional Shares, as the case may be, that would otherwise have been purchased by the defaulting Underwriter(s). In the event that such right is not exercised, then the Company shall have the right to terminate its obligations hereunder without liability except as set out below and the other Underwriters which are not in default shall be relieved of all obligations to the Company in respect of the defaulting Underwriter’s Shares. Nothing in this section 18(a) shall oblige the Company to sell to the Underwriters less than all of the Purchased Shares or the Additional Shares, as the case may be, or relieve from liability to the Company any Underwriter which shall be so in default. In the event of a termination by the Company of its obligations under this Agreement pursuant to this section 18, there shall be no further liability on the part of the Company or the Vendor to the Underwriters except in respect of any liability which may have arisen or may arise under sections 14, 15 and 17.

(b)	Purchases by Other Underwriters

If the amount of the Purchased Shares or the Additional Shares, as the case may be, which the remaining Underwriters wish to purchase pursuant to section 18(a) exceeds the amount of the Purchased Shares or the Additional Shares, as the case may be, which would otherwise have been purchased by an Underwriter which is in default, such Purchased Shares or the Additional Shares, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Shares or the Additional Shares, as the case may be, in proportion to the percentage of Purchased Shares or the Additional Shares, as the case may be, which such Underwriters have agreed to purchase as set out in section 18(a).

(c)	Rights to Purchase of Other Underwriters

In the event that one or more but not all of the Underwriters shall exercise their right of termination under section 13, the other Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Purchased Shares or the Additional Shares, as the case may be, which would otherwise have been purchased by such Underwriters which have so exercised their right of termination. If the amount of such Purchased Shares or the Additional Shares, as the case may be, which the remaining Underwriters wish, but are not obliged, to purchase exceeds the amount of such Purchased Shares or the Additional Shares, as the case may be, which remain available for purchase, such Purchased Shares or the Additional Shares, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Shares or the Additional Shares, as the case may be, in proportion to the percentage of Purchased Shares or the Additional Shares, as the case may be, which such Underwriters have agreed to purchase as set out in section 18(a).

19.	Stabilization

In connection with the distribution of the Shares and the Offered Shares, the Underwriters and members of their selling group (if any) may over allot or effect transactions which stabilize or maintain the market price of the Shares and the Offered Shares at levels other than those which might otherwise prevail in the open market or engage in such other activities as are set out under the heading “Price Stabilization, Short Positions and Passive Market Making” in the Prospectus, in compliance with applicable securities laws and the rules and regulations of applicable stock exchanges and regulators. Those stabilizing transactions, if any, may be discontinued at any time at the sole discretion of the Underwriters.

20.	Time

Time is of the essence in the performance of the parties’ respective obligations under this Agreement and the mere lapse of time shall have the effects contemplated hereunder and by law.

21.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia. Any judicial proceeding brought against any of the parties to this Agreement with respect to any dispute arising out of this Agreement or any matter related hereto may be brought only in the courts of British Columbia, in the City of Vancouver, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the exclusive jurisdiction in the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

22.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Company, addressed and sent to:

Pretium Resources Inc.
2300 – 1066 West Hastings
Vancouver, B.C.
V6E 3X2

Attention: Robert A. Quartermain
Facsimile: (604) 632-4853

with a copy to:

Fasken Martineau DuMoulin LLP
2900 – 550 Burrard Street
Vancouver, British Columbia
V6C 0A3

Attention:	Josh Lewis
Facsimile:	(604) 632-4853

If to the Vendor, addressed and sent to:

Silver Standard Resources Inc.
1400 – 999 West Hastings Street
Vancouver, B.C.
V6C 2W2

Attention: John Smith
Facsimile: (604) 689-3847

with a copy to:

Lawson Lundell LLP
Cathedral Place
1600 – 925 West Georgia Street
Vancouver, BC
V6C 3L2

Attention:	Jerry Schramm
Facsimile:	(604) 694-2940

If to the Lead Underwriters, addressed and sent to:

CIBC World Markets Inc.
400 Burrard Street, 12th Floor
Vancouver, British Columbia
V6C 3A6

Attention: Sam Lee
Facsimile: (604) 891-6330

and

Citigroup Global Markets Canada Inc.
Citigroup Place
123 Front Street West, Suite 1100
Toronto, Ontario
M5J 2M3

Attention:	David Spivak
Facsimile:	(416) 947-5802

and

UBS Securities Canada Inc.
Brookfield Place
161 Bay Street
Suite 4100, P.O. Box 617
Toronto Ontario
M5J 2S1

Attention:	David Shaver
Facsimile:	(416) 364-9296

with a copy to:

Blake, Cassels & Graydon LLP
Suite 2600, Three Bentall Centre
595 Burrard Street
Vancouver, British Columbia
V7X 1L3

Attention:	Bob Wooder
Facsimile:	(604) 631-3309

or to such other address as any of the parties may designate by giving notice to the others in accordance with this section 22.

Each notice shall be personally delivered to the addressee or sent by fax to the addressee and:

(a)

a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)	a notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

23.	Authority of Lead Underwriters

The Lead Underwriters are hereby authorized by each of the other Underwriters to act on its behalf and the Company shall be entitled to and shall act on any notice given in accordance with section 22 or agreement entered into by or on behalf of the Underwriters by the Lead Underwriters, each which represents and warrants that it has irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement pursuant to section 14 and section 15, which indemnification and contribution rights may be exercised by any of the Underwriters, a notice of termination pursuant to section 13 which notice may be given by any of the Underwriters, or any waiver pursuant to section 13(a), which waiver must be signed by all of the Underwriters. The Lead Underwriters shall consult where practical with the other Underwriters concerning any matter in respect of which they act as representative of the Underwriters.

24.	No Fiduciary Relationship

The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s Shares contemplated hereby. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Company’s Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s Shares, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favour of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

25.	Enurement

This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party).

26.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Lead Underwriters upon which this letter as so accepted shall constitute an Agreement among us.

[signature page follows]

Yours very truly,

CIBC WORLD MARKETS	CITIGROUP GLOBAL	UBS SECURITIES
INC.	MARKETS CANADA INC.	CANADA INC.

By: (signed) “Rick McCreary”	By: (signed) “David Spivak”	By: (signed) “David Shaver”
Name: Rick McCreary	Name: David Spivak	Name: David Shaver
Title: Managing Director	Title: Managing Director	Title: Managing Director

By: (signed) “E.T.N. Larkin”
Name: E.T.N. Larkin
Title: Managing Director

BMO NESBITT BURNS INC.

By: (signed) “Carter Hohmann”
Name: Carter Hohmann
Title: Director

CREDIT SUISSE	DAHLMAN ROSE &	GMP SECURITIES L.P.
SECURITIES (CANADA),	COMPANY, LLC
INC.

By: (signed) “Steven A. Latimer”	By: (signed) “Keith Phillips”	By: (signed) “Mark Wellings”
Name: Steven A. Latimer	Name: Keith Phillips	Name: Mark Wellings
Title: Director	Title: Managing Director	Title: Managing Director,
Investment Banking

SALMAN PARTNERS INC.

By: (signed) “Terrance Salman”
Name: Terrance K. Salman
Title: President and Chief
Executive Officer

The foregoing offer is accepted and agreed to as of the date first above written.

PRETIUM RESOURCES INC.

By: (signed) “Robert A. Quartermain	By: (signed) “Peter de Visser”
Name: Robert A. Quartermain	Name: Peter de Visser
Title: President and Chief Executive Officer	Title: Chief Financial Officer

SILVER STANDARD RESOURCES INC.

By: (signed) “John Smith”
Name: John Smith
Title: President and Chief Executive Officer

SCHEDULE A

U.S. Selling Restrictions

     As used in this Schedule A, the following terms have the following meanings:

     “Accredited Investor” means those “accredited investors” specified in Rule 501(a)(1), (2), (3), (4), (5), (6) and (7) of Regulation D;

     “Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Securities;

     “Foreign Issuer” means a foreign issuer as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means any issuer that is a corporation or other organization incorporated under the laws of any country other than the United States, except an issuer meeting the following conditions: (a) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (b) any of the following: (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

     “General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

     “Institutional Accredited Investor” means those institutional “accredited investors” specified in Rule 501(a)(1), (2), (3) and (7) of Regulation D;

     “Institutional Accredited Investor U.S. Placement Agent” means the U.S. broker-dealer affiliate of an Underwriter, or an Underwriter in accordance with applicable United States broker-dealer requirements, that makes offers of Securities in the United States;

     “Non-Institutional Accredited Investor” means those non-institutional “accredited investors” specified in Rule 501(a)(4), (5) and (6) of Regulation D;

     “Non-Institutional Accredited Investor U.S. Placement Agent” means an Institutional Accredited Investor U.S. Placement Agent or Global Resource Investments Ltd.;

     “Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

     “Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

     “SEC” means the United States Securities and Exchange Commission;

     “Securities” means the common shares of Pretium Resources Inc.;

     “Selling Dealer Group” means dealers or brokers other than the Underwriters and their U.S. affiliates who participate in the offer and sale of Securities pursuant to the Underwriting Agreement;

     “Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S;

     “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

     “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

     “U.S. person” means a “U.S. person” as that term is defined in Regulation S; and

     “U.S. Securities Act” means the United States Securities Act of 1933, as amended.

     1. Each Underwriter acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the U.S. Securities Act. Each Underwriter agrees that it, its U.S. affiliates and each member of the Selling Dealer Group will offer and sell the Securities only in accordance with Rule 903 of Regulation S or in accordance with the restrictions set forth in paragraphs 2 and 3 of this Schedule A. Accordingly, the Underwriters, their U.S. affiliates and any Selling Dealer Group member have not engaged and will not engage in any Directed Selling Efforts with respect to the Securities, and have complied and will comply with the offering restriction requirements of Regulation S.

     Each Underwriter acknowledges that it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except (a) with its affiliates, (b) with members of the Selling Dealer Group in accordance with this paragraph 1 or (c) otherwise with the prior written consent of the Company.

     2. Each Underwriter severally and not jointly represents, warrants and covenants to the Company that, in connection with all sales of the Securities in the United States or to, or for the account of, a U.S. person:

     (a) all offers to Institutional Accredited Investors of the Securities in the United States will be effected by an Institutional Accredited Investor U.S. Placement Agent;

     (b) all offers to Non-Institutional Accredited Investors of the Securities in the United States will be effected only by the Non-Institutional Accredited Investor U.S. Placement Agent;

     (c) all offers of the Securities in the United States were made to Accredited Investors;

     (d) it has not used and will not use any written material other than the Prospectus together with a U.S. covering memorandum and other notice of the offering of the Securities in the United States (all such documents, the “Offering Documents”), and each offeree of the Securities in the United States has been sent a copy of the Offering Documents;

     (e) immediately prior to transmitting the Offering Documents, it had reasonable grounds to believe and did believe that each offeree was an Accredited Investor, and, on the date hereof, it continues to believe that each purchaser of Securities in the United States (each, a “U.S. Purchaser”), is an Accredited Investor; and

     (f) neither it nor its representatives have used, and none of such persons will use, any form of General Solicitation or General Advertising in connection with the offer or sale of the Securities in the United States or to U.S. persons.

3. The Underwriters severally and not jointly agree that prior to any sale of Securities in the United States, they shall provide each U.S. Purchaser with a purchaser’s letter in the form set forth as Exhibit I to the U.S. Placement Memorandum for Institutions or the U.S. Placement Memorandum for Non-Institutions, as applicable.

Exhibit I

SELLER’S CERTIFICATE FOR REMOVAL OF LEGEND

TO: COMPUTERSHARE INVESTOR SERVICES INC., as registrar and transfer agent for Pretium Resources Inc.

This Certificate relates to the offer and sale of common shares (the “Common Shares”) of Pretium Resources Inc. (the “Company”) made in reliance on Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The undersigned certifies that:

1.	check the appropriate box:

[ ] the undersigned is not (i) a distributor (as that term is defined in Rule 902 of Regulation S under the Securities Act), (ii) an affiliate (as that term is defined in Rule 144(a)(1) under the Securities Act) of the Company, (iii) an affiliate of a distributor, or (iv) acting on behalf of any of the foregoing, or

[ ] (A) the undersigned is an affiliate (as that term is defined in Rule 144(a)(1) under the Securities Act) of the Company solely by virtue of being an officer or director of the Company, and no selling concession, fee or other remuneration was paid in connection with the offer or sale of the Common Shares other than a usual and customary broker’s commission that would be received by a person executing such transaction as agent and (B) the undersigned is neither (i) a distributor, (ii) an affiliate of a distributor, nor (iii) acting on behalf of any of the foregoing,

2.

the offer of such Common Shares was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market, and neither the undersigned nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States,

3.

neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) in the United States in connection with the offer and sale of the Common Shares,

4.

the sale is not a transaction, or part of a series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act,

5.

the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Common Shares are “restricted securities” (as such term is defined in Rule 144(a)(3) under the Securities Act),

6.	the undersigned does not intend to replace the Common Shares sold in reliance on Rule 904 of Regulation S with fungible unrestricted shares, and

7.

one or more of the following is true: (i) the offer and sale of the Common Shares were made after the date that was 40 days after the closing of the private placement pursuant to which the Common Shares were initially issued; (ii) the undersigned is not a dealer, as defined in Section 2(a)(12) of the U.S. Securities Exchange Act of 1934, as amended, or a person receiving a selling concession, fee or other remuneration in respect of the Common Shares; or (iii) the undersigned has complied with the requirements of Rule 904(b)(1) of Regulation S under the U.S. Securities Act.

Except as set forth herein, terms used herein have the meanings given to them by Regulation S under the Securities Act.

The undersigned understands that this Certificate will be relied upon in determining that (i) the sale is exempt from the registration requirements of the Securities Act and (ii) upon the sale, the United States restrictive legend on each of the certificates evidencing that portion of the Common Shares sold in such sale may be removed.

Dated:____________________________
Name of Seller

By:
Name:
Title:

SCHEDULE B

Form of Lock-Up Agreement

December •, 2010

CIBC World Markets Inc.
Citigroup Global Markets Canada Inc.
UBS Securities Canada Inc.
BMO Nesbitt Burns Inc.
Credit Suisse Securities (Canada), Inc.
Dahlman Rose & Company, LLC
GMP Securities L.P.
Salman Partners Inc.

(collectively, the “Underwriters”)

Silver Standard Resources Inc.
Pretium Resources Inc.

Pretium Resources Inc. Lock-Up Agreement

Ladies and Gentlemen:

     This letter agreement (this “Agreement”) relates to the proposed initial public offering (the “Offering”) by Pretium Resources Inc., a British Columbia corporation (the “Company”), of its common shares, without par value (the “Shares”).

     In order to induce the Underwriters to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of CIBC World Markets Inc., Citigroup Global Markets Canada Inc. and UBS Securities Canada Inc. (collectively, the “Lead Underwriters”), during the period from the date hereof until 180 days from the date hereof (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the common shares of the Company, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any common shares of the Company or other such equity security. Notwithstanding the foregoing, (i) the undersigned may transfer Relevant Securities by bona fide gift, will or intestate succession, (ii) the undersigned may transfer Relevant Securities to any corporate entity or partnership controlled by the undersigned, and (iii) the undersigned may transfer Relevant Securities to any trust duly created for the sole direct or indirect benefit of the undersigned and/or the family of the undersigned, provided as to (i), (ii) and (iii) above, each resulting transferee of Relevant Securities executes and delivers to the Lead Underwriters an agreement satisfactory to the Lead Underwriters certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto.

     This Agreement shall not apply to the exercise of an option to purchase common shares of the Company pursuant to the stock option plan to be established by the Company.

     The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the central securities register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of the Lead Underwriters, during the Lock-up Period the undersigned (x) will not file or participate in the filing with any Canadian Securities Regulator or the Securities and Exchange Commission of any preliminary prospectus, final prospectus or registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with any Canadian Securities Regulator or the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

     This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

[signature page follows]

Very truly yours,

By: __________________________

Print Name: ____________________